UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,

Albany, New York 12203

(Address of principal executive offices)

(518) 452-1242

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On January 28, 2016, Trans World Entertainment Corporation (the “Company”) announced that Mike Feurer, the Company’s Chief Executive Officer, has been appointed to serve as a member of the Company’s Board of Directors. Mr. Feurer, age 46, has no family relationships with any of the executive officers or directors of the Company. There were no arrangements or understandings between Mr. Feurer and any other person pursuant to which he was appointed to the Board. There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Feurer had, or will have, a direct or indirect material interest, other than in connection with his services as Chief Executive Officer as described in the Company’s proxy statement filed with the SEC on May 29, 2015.

Mr. Feurer has been Chief Executive Officer of the Company since October 2014. Prior to joining the Company, he served as Chief Executive Officer and President of Vanity Stores from 2012 to 2014. Mr. Feurer’s prior experience includes nine years at Coldwater Creek in various positions, including Senior Vice President Merchandising and Merchandise Operations and President, Strategic New Concepts. He also spent nine years at the Gap where he was responsible for Market Planning and Planning and Allocation for their Canadian, European, and Japanese markets.

Item 8.01	Other Events.

On February 3, 2016, the Company issued a press release announcing the appointment of Mr. Feurer to the Company’s Board of Directors, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8−K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated February 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2016	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ John Anderson
Name: John Anderson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated February 3, 2016.
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